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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 10, 2002



                           BOSTON LIFE SCIENCES, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                          0-6533               87-0277826
-------------------------------              ------          -------------------

(State or other jurisdiction of           (Commission         (I.R.S. Employer
 incorporation or organization)             File No.)        Identification No.)

20 Newbury Street
5/th/ Floor
Boston, Massachusetts                                                02116
----------------------------------------                         ------------
(Address of principal executive offices)                           Zip Code


Registrant's telephone number, including area code    (617)  425-0200
                                                    -------------------

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Item 5.  Other Events.

     On July 10, 2002, Boston Life Sciences, Inc. announced the appointment of Dr. Robert J. Rosenthal as President and Chief Operating Officer. A proven executive with twenty years of experience in building shareholder value, Dr. Rosenthal led the acquisition and integration of the PerkinElmer Analytical Instruments Division into EG&G. Prior to this responsibility, Dr. Rosenthal was President & CEO of Thermo Optek Corporation an analytical instrument company. Earlier in his career, Dr. Rosenthal was the President of Nicolet Instrument Corporation, a supplier of analytical tools for research and development to several industries including biotechnology. Bob Rosenthal holds a B.S. in Chemistry from the University of Maryland, an M.S. in Chemistry from State University of New York (Buffalo) and a Ph.D. in Physical Chemistry from Emory University. He spent a post-doctorate year in Germany as a fellow and guest scientist of the Alexander von Humboldt Foundation, followed by a year at UCLA as a post-doctorate fellow. Bob, who lives in the Boston area, also holds an AEA Executive MBA from Stanford University

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit No.    Description

99.1           Press Release, dated July 10, 2002.
99.2 Employment Agreement dated July 9, 2002 between Robert Rosenthal and Boston Life Sciences.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BOSTON LIFE SCIENCES INC.


Date: July 17, 2002                By: /s/ Joseph Hernon
                                       -----------------
                                   Name:   Joseph Hernon
                                   Title:  Chief Financial Officer and Secretary

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EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibits:

Exhibit No.       Description

99.1              Press Release, dated July 10, 2002
99.2 Employment Agreement dated July 9, 2002 between Robert Rosenthal and Boston Life Sciences.